UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2017

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-05805	13-2624428
(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

On October 20, 2017, JPMorgan Chase & Co. (the “Company”) issued 125,750 shares (the “Shares”) of the Company’s Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series CC, par value of $1.00 per share and with a liquidation preference of $10,000 per share (the “Series CC Preferred Stock”), which Shares were deposited against delivery of depositary receipts (the “Depositary Receipts”) evidencing 1,257,500 depositary shares (the “Depositary Shares”), each representing one-tenth of a Share, issued by Computershare Inc, as depositary.

Under the terms of the Series CC Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to redeem, purchase or acquire, or make a liquidation payment on its common stock or any preferred stock ranking on a parity with or junior to the Series CC Preferred Stock, will be subject to restrictions in the event that the Company does not declare dividends on the Series CC Preferred Stock for the most recently completed dividend period or, in the case of any such liquidation payment, does not pay to holders of the Series CC Preferred Stock liquidation distributions of $10,000 per Share, plus any declared and unpaid dividends. The terms of the Series CC Preferred Stock are more fully described in the Certificate of Designations, Powers, Preferences and Rights relating thereto (the “Certificate of Designations”), which establishes the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series CC Preferred Stock. Copies of the Certificate of Designations and the form of certificate representing the Series CC Preferred Stock are included as Exhibit 3.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The terms of the Depositary Shares are set forth in the Deposit Agreement, dated October 20, 2017, among the Company, Computershare Inc, as depositary, and the holders from time to time of the Depositary Receipts issued thereunder (the “Deposit Agreement”) and the form of Depositary Receipt. Copies of the Deposit Agreement and the form of Depositary Receipt are included as Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 19, 2017, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Series CC Preferred Stock. The Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing. A copy of the Certificate of Designations is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

On October 20, 2017, the Company completed the issuance and sale of 125,750 Shares, which Shares were deposited against delivery of Depositary Receipts evidencing 1,257,500 Depositary Shares, pursuant to an Underwriting Agreement, dated October 13, 2017, among the Company, J.P. Morgan Securities LLC and the other several underwriters named therein. The sale of the Depositary Shares was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-209681). In connection with this offering, the legal opinion as to the legality of the Depositary Shares and the Series CC Preferred Stock is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Designations, Powers, Preferences and Rights of JPMorgan Chase & Co., establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series CC, filed October 19, 2017

4.1	Form of certificate representing the Series CC Preferred Stock

4.2	Deposit Agreement, dated October 20, 2017, among JPMorgan Chase & Co., Computershare Inc, as depositary, and the holders from time to time of Depositary Receipts

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2)

5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series CC

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations, Powers, Preferences and Rights of JPMorgan Chase & Co., establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series CC, filed October 19, 2017

4.1	Form of certificate representing the Series CC Preferred Stock

4.2	Deposit Agreement, dated October 20, 2017, among JPMorgan Chase & Co., Computershare Inc, as depositary, and the holders from time to time of Depositary Receipts

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2)

5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series CC

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
(Registrant)
By:	/s/ Molly Carpenter
Name:	Molly Carpenter
Title:	Corporate Secretary

Dated: October 20, 2017